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                                                                    EXHIBIT 99.7

                                    CONSENT

I hereby consent to being nominated as a director of Eclipsys Corporation and to being named as a person who will be so nominated in the S-4 Registration Statement to be filed by Eclipsys Corporation on behalf of Transition Systems, Inc. and Eclipsys Corporation.

Dated December 2, 1998                             /s/ ROBERT F. RACO
                                                 -------------------------------
                                                 Robert F. Raco